Exhibit 4.3

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

$1,800,000 0.40% UNSECURED NOTE

Electronic Cigarettes International Group, Ltd.
$1,800,000 0.40% Unsecured Note

Issuance Date: March 13, 2015
Original Principal Amount: $ 1,800,000

FOR VALUE RECEIVED, Electronic Cigarettes International Group, Ltd., a Nevada corporation (the “Company”), hereby promises to pay to the order of ____________ or its registered assigns (“Holder”) the amount set out above as the Original Principal Amount (the “Principal”) when due. This 0.40% Unsecured Note (including all Notes issued in exchange, transfer or replacement hereof, this “Note”) is issued pursuant to the Securities Exchange Agreement (as defined below). Certain capitalized terms used herein are defined in Section 14.

1.	PAYMENTS.

(a)          The principal amount of this note shall be payable in twelve equal monthly installments of $150,000 in cash on the 1st Business Day of each calendar month starting on April 1, 2015 with, subject to acceleration, the last payment being due on March 1, 2016. No prepayment shall be permitted without the prior written consent of the Holder. For the avoidance of doubt, all outstanding principal and accrued and unpaid interest shall be due and payable in full on March 1, 2016.

(b)          Except as otherwise provided herein, the outstanding principal amount of this Note shall bear interest at an annual rate of 0.40% commencing on the date hereof until the entire outstanding principal amount of this Note is paid in full, whether at maturity, upon acceleration, by prepayment or otherwise. All computations of interest shall be made on the basis of a year of 365 days and the actual number of days elapsed. All accrued and unpaid interest shall be payable on the 1st Business Day of each calendar month.

(c)          Upon the occurrence and during the continuance of an Event of Default, until such Event of Default is cured (if applicable), interest shall be paid at an amount equal to the lesser of (x)  15% per annum and (y) the maximum applicable legal rate per annum (“Default Interest”).

2.	RIGHTS UPON EVENT OF DEFAULT.

(a)          Event of Default. Each of the following events shall constitute an “Event of Default”:

(i)          the Company’s failure to pay principal and interest when and as due under this Note;

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(ii)         other than the continuation of any default or event of default existing on the date hereof (unless such default or event of default is not cured on or before April 24, 2015), the occurrence of any default under, redemption of or acceleration prior to maturity of any indebtedness upon an event of default (after giving effect to any applicable cure period) of the Company or any of its Subsidiaries which involves an obligation greater than $100,000;

(iii)        bankruptcy, insolvency, reorganization, receivership, conservatorship or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Significant Subsidiary, and, if instituted against the Company or any Significant Subsidiary by a third party, shall not be dismissed within sixty (60) days of their initiation;

(iv)        the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action or the commencement by any Person of a UCC or other foreclosure sale of a material portion of the Company’s or any Significant Subsidiary’s assets or any other similar action under federal, state or foreign law;

(v)         the entry by a court of (i) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable federal, state or foreign law or (ii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of sixty (60) consecutive days;

(vi)        a final judgment or judgments for the payment by the Company and/or any of its Subsidiaries, in excess of $1,000,000 which are rendered against the Company and/or applicable Subsidiary and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay;

(vii)       other than the continuation of any default or event of default existing on the date hereof (unless such default or event of default is not cured on or before April 24, 2015), the Company shall default on any of its obligations under any other debenture or any mortgage, note, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring, that (a) involves an obligation greater than $100,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable upon an event of default; and

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(viii)      other than as specifically set forth in another clause of this Section 2(a), the Company breaches any representation, warranty, covenant or other term or condition of this Note or any other Transaction Document except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of five (5) days after notice by Holder.

(b)          Remedies. If an Event of Default occurs and is continuing with respect to any of the Notes, the Holder may declare all of the then outstanding Principal of this Note, including any unpaid Default Interest, to be due and payable immediately, except that in the case of an Event of Default arising from events described in clauses (iii), (iv) and/or (v) of Section 2(a), this Note shall become due and payable automatically without further action or notice. The Holder’s remedies under this Note shall be cumulative.

3.           AMENDING THE TERMS OF THIS NOTE. The prior written consent of the Holder shall be required for any change or amendment to this Note.

4.          TRANSFER. This Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company. Notwithstanding the foregoing, in the event that the Holder transfers this note to a third-party, the Holder covenants and agrees that it will disclose the terms of any subordination agreement executed by the Holder in connection herewith and prior to effecting such transfer return this Note to be reissued with an appropriate legend regarding such subordination agreement.

5.           REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. Except as specifically set forth herein, the remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).

6.           PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the reasonable costs and expenses incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements.

7.           CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

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8.           FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

9.           NOTICES; PAYMENTS.

(a)          Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 5.04 of the Securities Exchange Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore.

(b)          Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a certified check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing, provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

10.         CANCELLATION. After all Principal, Default Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

11.         WAIVER OF NOTICE. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

12.         GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVE ANY RIGHT SUCH PARTY MAY HAVE TO, AND AGREE NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

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13.         CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a)          “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(b)          “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(c)          “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(d)          “Securities Exchange Agreement” means that certain securities exchange agreement, dated as of the Issuance Date, by and among the Company and the initial holders of Note pursuant to which the Company issued the Note, as may be amended from time to time.

(e)          “Significant Subsidiaries” means, as of any date of determination, collectively, all Subsidiaries that would constitute a “significant subsidiary” under Rule 1-02 of Regulation S-X promulgated by the SEC, and each of the foregoing, individually, a “Significant Subsidiary.”

(f)          “Subsidiaries” means any Person in which the Company, directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person.

(g)          “Transaction Documents” has the meaning given in the Securities Exchange Agreement.

14.         MAXIMUM PAYMENTS. Nothing contained in this Note shall, or shall be deemed to, establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges under this Note exceeds the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

ELECTRONIC CIGARETTES INTERNATIONAL GROUP, LTD.

By:
Name:
Title: